Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information, each dated December 1, 2022, and each included in this Post-Effective Amendment No. 64 to the Registration Statement (Form N-1A, File No. 033-86070) of Deutsche DWS Asset Allocation Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 24, 2022, with respect to the financial statements and financial highlights of DWS Multi-Asset Conservative Allocation Fund, DWS Multi-Asset Moderate Allocation Fund, and DWS Equity Sector Strategy Fund (three of the funds constituting Deutsche DWS Asset Allocation Trust), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended August 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 23, 2022